Seven Hills Realty Trust First Quarter 2023 Financial Results Exhibit 99.2

Q1 2023 2 Seven Hills Realty Trust Announces First Quarter 2023 Results "SEVN’s earnings continued to benefit from rising interest rates in the first quarter of 2023 and the credit quality of our diversified portfolio of floating rate loans remains sound with a weighted average risk rating of 2.9. We received more than $75 million in loan repayments since the beginning of 2023, demonstrating the strength of our underwriting and the ability of our sponsors to execute on their business plans. With ample cash on hand and available borrowing capacity from our lenders, we are evaluating a growing pipeline of investment opportunities focused on the most attractive property types in today’s market." Tom Lorenzini, President of SEVN Conference Call A conference call to discuss SEVN's first quarter 2023 results will be held on Tuesday, April 25, 2023 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 2, 2023. To access the replay, dial (412) 317-0088. The replay pass code is 7674605. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission in any way are strictly prohibited without the prior written consent of SEVN. Distributions On April 13, 2023, SEVN declared a quarterly distribution of $0.35 per common share, or approximately $5.1 million, to shareholders of record on April 24, 2023. SEVN expects to pay this distribution on May 18, 2023. About Seven Hills Realty Trust Seven Hills Realty Trust (Nasdaq: SEVN), or SEVN, we, our or us, is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market and transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com. Newton, MA (April 24, 2023). Seven Hills Realty Trust (Nasdaq: SEVN) today announced financial results for the quarter ended March 31, 2023.

Q1 2023 3 Financial Results Investment Activity Portfolio Liquidity & Capitalization • Generated net income of $7.8 million, or $0.53 per diluted share, and Adjusted Distributable Earnings of $5.8 million, or $0.39 per diluted share. • Quarterly distribution of $0.35 per common share, declared and paid during the quarter. • Portfolio of 25 first mortgage loans with an aggregate total loan commitment of $674.5 million. • Weighted average coupon rate of 8.57% and all in yield of 9.06%. • All loans current on debt service and credit quality remains strong at a weighted average risk rating of 2.9. • Received $51.4 million of early repayment proceeds on two loans, including one loan secured by an office/industrial property in Aurora, IL with an original maturity of December 2023 and one loan secured by an industrial property in Summerville, SC with an original maturity of December 2024. • In April 2023, SEVN executed a loan application for a total potential commitment of $37.5 million to refinance a student housing property located in Auburn, AL. • Unused capacity of $246.5 million available under our Secured Financing Facilities and $84.3 million of cash on hand. • Outstanding principal balance of $435.5 million under our Secured Financing Facilities. • Weighted average coupon rate of 6.76%. • Debt to equity ratio of 1.6x as of March 31, 2023. First Quarter 2023 Highlights (As of and for the three months ended March 31, 2023, unless otherwise noted) Please refer to Non-GAAP Financial Measures and Other Measures and Definitions within the Appendix for terms used throughout this document. All amounts in this presentation are unaudited.

Q1 2023 4 Adjusted Distributable Earnings per Common Share $0.24 $0.27 $0.37 $0.39 Q2 2022 Q3 2022 Q4 2022 Q1 2023 FINANCIAL RESULTS First Quarter 2023 Results Net income per common share $0.31 $0.35 $0.46 $0.53 The credit quality of SEVN's diversified floating rate portfolio and higher interest rates have increased Adjusted Distributable Earnings by 63% over the past year and quarterly dividends continue to reflect this growth. Dividend per Common Share per Quarter $0.15 $0.25 $0.35 2021 2022 2023 Coverage (1) 107% 125% 111% (1) Coverage represents the dividend coverage ratios for the years ended December 31, 2021 and 2022, and for the three months ended March 31, 2023, respectively.

Q1 2023 5 $678.6 $678.6 $626.7 $628.7 $1.8 $51.7 $49.0 $45.8 Q4 2022 Portfolio Fundings Repayments Q1 2023 Portfolio First Quarter 2023 Portfolio Activity (dollars in millions) Total Loan Commitments (dollars in thousands) As of March 31, 2023 Number of loans 25 Average loan commitment $26,979 Total loan commitments $674,475 Unfunded loan commitments $45,779 Principal balance $628,696 Weighted average coupon rate 8.57% Weighted average All In Yield 9.06% Weighted average Maximum Maturity 3.1 Weighted average LTV 67% Weighted average floor 0.65% Loans with active floors (1) 0% Weighted average risk rating 2.9 Principal Balance Portfolio Summary FINANCIAL RESULTS $727.6 $674.5 Unfunded Commitments (1) Represents percentage of principal balance of loans held for investment with active floors as of March 31, 2023.

Q1 2023 6 Retail West 24% South 22% Midwest 37% East 17% Office 40% Multifamily 31% Retail 11% Industrial 18% Geographic Region (2) Property Type (2) (dollars in millions) Portfolio Originations and Diversity (1) Includes loans originated by TRMT and acquired by SEVN on September 30, 2021, as a result of the Merger. (2) Based on principal balance of loans held for investment as of March 31, 2023 $55.5 $77.0 $128.4 $157.3 $91.2 $51.6 $38.4 $22.0 $— $10.0 $11.8 $11.1 $7.4 $4.6 $8.9 $8.6 $2.4 $65.5 $88.8 $139.5 $164.7 $95.8 $60.5 $47.0 $24.4 $— Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Total Loan Commitments Unfunded Commitments Principal Balance Loan Originations by Quarter (1) FINANCIAL RESULTS Loan Count 3 3 2 1 16 62 0

Q1 2023 7 Retail Office Risk Rating 2-3 31% Office Risk Rating 4 9% Other Property Types 60% Office Loans Total Portfolio (1) FINANCIAL RESULTS (1) Percentage of portfolio and office risk rating distribution based on principal balance of loans held for investment as of March 31, 2023. • No office loans in urban or CBD markets in our portfolio. • While 10 office loans make up 40% of our portfolio, office loans have a weighted average risk rating of 3.0. • All loans, including office, remain current on debt service payments as of March 31, 2023. Risk Rating 2 - 3 76% of office $189.2 million principal balance / eight loans • Weighted average leased occupancy of 90%. • Weighted average lease term of 4.9 years. Risk Rating 4 24% of office $43.5 million principal balance / Class B / Dallas, TX • Weighted average lease term of 5.0 years. • Demonstrated commitment from Sponsor, with $2.7 million of equity contributions over the past year to fund reserves. $15.9 million principal balance / Class A / Yardley, PA • Weighted average lease term of 6.4 years. • Leased occupancy improved over the past year from 35% to 79% as of March 31, 2023. Office Risk Rating Distribution (1) Two loans with positive recent activity

Q1 2023 8 Loan Count 16% 14% 26% 36% 8% 30% - 60% 61% - 65% 66% - 70% 71% - 75% 76% - 80% Loan to Value (1) % of Portfolio Portfolio Credit Quality Loan Count 4 2 7 10 2 1 5 16 3 0 2% 20% 63% 15% Lower Risk (1) Average Risk (2) Acceptable Risk (3) Higher Risk (4) Impaired/Loss Likely (5) Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 67% Weighted Average Risk Rating: 2.9 (1) Percentage of portfolio based on principal balance of loans held for investment as of March 31, 2023. FINANCIAL RESULTS

Q1 2023 9 (1) The weighted average remaining maturity of the Master Repurchase Facilities is determined using the earlier of the underlying loan maturity date and the respective repurchase agreement maturity date. The weighted average remaining maturity of the BMO Facility is determined using the underlying loan investment maturity date. Secured Financing Facilities RETURN TO TABLE OF CONTENTS FINANCIAL RESULTS (As of March 31, 2023) Citibank UBS BMO Wells Fargo Total/Weighted Average (dollars in thousands) Maximum facility size $ 215,000 $ 192,000 $ 150,000 $ 125,000 $ 682,000 Principal balance $ 150,101 $ 133,108 $ 84,855 $ 67,426 $ 435,490 Unused capacity $ 64,899 $ 58,892 $ 65,145 $ 57,574 $ 246,510 Weighted average coupon rate 6.83% 6.80% 6.73% 6.57% 6.76% Weighted average advance rate 73.1% 72.9% 74.6% 75.6% 73.7% Weighted average remaining maturity (1) 0.9 0.8 2.0 1.9 1.3 Collateral: Number of loans 9 7 4 3 23 Principal balance $ 205,380 $ 182,530 $ 113,745 $ 89,177 $ 590,832

Q1 2023 10 The above table illustrates the incremental impact on our annual income from investments, net, from hypothetical immediate changes in LIBOR and SOFR, taking into consideration our borrowers’ interest rate floors as of March 31, 2023. The results in the table above are based on our loan portfolio and debt outstanding as of March 31, 2023. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis. This illustration is not meant to forecast future results. Interest Rate Changes $(0.16) $(0.13) $(0.10) $(0.07) $(0.03) $— $0.03 $0.07 $0.10 $0.13 $0.17 -125 bps -100 bps -75 bps -50 bps -25 bps 0 bps +25 bps +50 bps +75 bps +100 bps +125 bps $-0.20 $-0.15 $-0.10 $-0.05 $0.00 $0.05 $0.10 $0.15 $0.20 Interest Rate Sensitivity Annualized Impact to Net Interest Income per Share FINANCIAL RESULTS • Weighted average interest rate floor of 0.65%. All but one of our loan agreements contain floor provisions, ranging from 0.10% to 3.87%. • None of our loans have active interest rate floors. • No interest rate floors on advances under our Secured Financing Facilities. (As of March 31, 2023)

Q1 2023 11 Appendix

Q1 2023 12 Management Our manager, Tremont, is registered with the SEC as an investment adviser and is owned by RMR. As of March 31, 2023, RMR had over $37 billion of real estate assets under management and the combined RMR managed companies had more than $16 billion of annual revenues, nearly 2,100 properties and approximately 38,000 employees. We believe Tremont’s relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR’s broad platform provides us with access to RMR’s extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that Tremont provides us with significant experience and expertise in investing in middle market and transitional CRE. Company Profile, Governance and Research Coverage APPENDIX Equity Research Coverage JMP Securities Chris Muller, CFA (212) 906-3559 cmuller@jmpsecurities.com Jones Trading Institutional Services, LLC Jason M. Stewart (646) 465-9932 jstewart@jonestrading.com SEVN is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SEVN’s performance made by these analysts do not represent opinions, estimates or forecasts of SEVN or its management. SEVN does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts. Board of Trustees Barbara D. Gilmore Phyllis M. Hollis William A. Lamkin Independent Trustee Independent Trustee Independent Trustee Joseph L. Morea Jeffrey P. Somers Lead Independent Trustee Independent Trustee Matthew P. Jordan Adam D. Portnoy Managing Trustee Chair of the Board & Managing Trustee Executive Officers Thomas J. Lorenzini Tiffany R. Sy President Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Seven Hills Realty Trust Financial, investor and media inquiries Two Newton Place should be directed to: 255 Washington Street, Suite 300 Kevin Barry, Director, Investor Relations Newton, MA 02458.1634 at (617) 332-9530 or ir@sevnreit.com (617) 796-8253 ir@sevnreit.com www.sevnreit.com

Loan Investment Details

(dollars in thousands)

First mortgage loans as of March 31, 2023:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance [1]	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
1	Olmsted Falls, OH	Multifamily	01/28/2021	$ 54,575	$ 46,084	L + 4.00%	L + 4.64%	01/28/2024	01/28/2026	63%	3
2	Dallas, TX	Office	08/25/2021	50,000	43,450	L + 3.25%	L + 3.61%	08/25/2024	08/25/2026	72%	4
3	Passaic, NJ	Industrial	09/08/2022	47,000	38,440	S + 3.85%	S + 4.22%	09/08/2025	09/08/2027	69%	3
4	Brandywine, MD	Retail	03/29/2022	42,500	42,200	S + 3.85%	S + 4.25%	03/29/2025	03/29/2027	62%	2
5	West Bloomfield, MI	Retail	12/16/2021	42,500	37,594	L + 3.85%	L + 4.66%	12/16/2023	12/16/2024	59%	3
6	Starkville, MS	Multifamily	03/22/2022	37,250	36,787	S + 4.00%	S + 4.32%	03/22/2025	03/22/2027	70%	4
7	Farmington Hills, MI	Multifamily	05/24/2022	31,520	28,859	S + 3.15%	S + 3.50%	05/24/2025	05/24/2027	75%	3
8	Downers Grove, IL	Office	09/25/2020	30,000	29,500	L + 4.25%	L + 4.69%	11/25/2023	11/25/2024	67%	2
9	Las Vegas, NV	Multifamily	06/10/2022	28,950	24,729	S + 3.30%	S + 4.03%	06/10/2025	06/10/2027	60%	3
10	St. Louis, MO	Office	12/19/2018	28,866	28,866	L + 3.25%	L + 3.74%	06/20/2023	06/20/2023	72%	3
11	Plano, TX	Office	07/01/2021	27,385	26,307	L + 4.75%	L + 5.16%	07/01/2024	07/01/2026	78%	3
12	Carlsbad, CA	Office	10/27/2021	24,750	23,825	L + 3.25%	L + 3.58%	10/27/2024	10/27/2026	78%	3
13	Fontana, CA	Industrial	11/18/2022	24,355	22,000	S + 3.75%	S + 4.28%	11/18/2024	11/18/2026	72%	3

APPENDIX

Q1 2023 13

Loan Investment Details (Continued)

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of March 31, 2023:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance [(1)]	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
14	Downers Grove, IL	Office	12/09/2021	23,530	23,530	L + 4.25%	L + 4.57%	12/09/2024	12/09/2026	72%	3
15	Dublin, OH	Office	02/18/2020	22,507	22,507	S + 4.25%	S + 4.75%	05/18/2023	08/16/2023	33%	2
16	Bellevue, WA	Office	11/05/2021	21,000	20,000	L + 3.85%	L + 4.19%	11/05/2024	11/05/2026	68%	3
17	Portland, OR	Multifamily	07/09/2021	19,687	19,687	L + 3.57%	L + 3.97%	07/09/2024	07/09/2026	75%	3
18	Ames, IA	Multifamily	11/15/2021	18,000	17,820	L + 3.80%	L + 4.13%	11/15/2024	11/15/2026	71%	2
19	Yardley, PA	Office	12/19/2019	16,500	15,865	L + 4.58%	L + 5.97%	12/19/2023	12/19/2024	75%	4
20	Sandy Springs, GA	Retail	09/23/2021	16,489	15,287	L + 3.75%	L + 4.10%	09/23/2024	09/23/2026	72%	3
21	Delray Beach, FL	Retail	03/18/2022	16,000	15,362	S + 4.25%	S + 4.91%	03/18/2024	03/18/2026	56%	3
22	Westminster, CO	Office	05/25/2021	15,750	14,739	L + 3.75%	L + 4.25%	05/25/2024	05/25/2026	66%	2
23	Portland, OR	Multifamily	07/30/2021	13,400	13,400	L + 3.57%	L + 3.98%	07/30/2024	07/30/2026	71%	3
24	Seattle, WA	Multifamily	08/16/2021	12,500	12,397	L + 3.55%	L + 3.89%	08/16/2024	08/16/2026	70%	3
25	Allentown, PA	Industrial	01/24/2020	9,461	9,461	S + 3.50%	S + 4.03%	01/24/2024	01/24/2025	67%	1
	Total/weighted average			$ 674,475	$ 628,696	+ 3.80%	+ 4.28%			67%	2.9

(1) The principal balance excludes the impact of the $5,519 unaccreted purchase discount related to the Merger.

APPENDIX

Q1 2023 14

Q1 2023 15 Financial Summary March 31, 2023 December 31, 2022 ASSETS   Cash and cash equivalents $ 84,300 $ 71,057 Restricted cash 8 10 Loans held for investment 622,070 669,929 Allowance for credit losses (1) (4,135) — Loans held for investment, net 617,935 669,929 Accrued interest receivable 3,346 3,354 Prepaid expenses and other assets 1,176 2,497 Total assets $ 706,765 $ 746,847 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued liabilities and other liabilities $ 3,262 $ 1,903 Secured financing facilities, net 433,385 471,521 Due to related persons 2,371 1,844 Total liabilities 439,018 475,268 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value, 25,000,000 shares authorized; 14,706,862 and 14,709,165 shares issued and outstanding, respectively 15 15 Additional paid in capital 238,612 238,505 Cumulative net income 53,498 52,290 Cumulative distributions (24,378) (19,231) Total shareholders' equity 267,747 271,579 Total liabilities and shareholders' equity $ 706,765 $ 746,847 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) APPENDIX (1) SEVN adopted Accounting Standards Update No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023. No reserve for loan losses or allowance for credit losses were recognized within SEVN's consolidated financial statements prior to this adoption.

Q1 2023 16 Condensed Consolidated Statements of Operations Three Months Ended March 31,     2023 2022 INCOME FROM INVESTMENTS:        Interest and related income  $ 15,856 $ 9,579 Purchase discount accretion 1,185 5,935 Less: interest and related expenses   (7,694) (1,737) Income from investments, net   9,347 13,777 OTHER EXPENSES: Base management fees   1,072 1,063 General and administrative expenses   796 872 Reimbursement of shared services expenses 643 634 Reversal of credit losses (987) — Other transaction related costs   — 37 Total other expenses   1,524 2,606 Income before income taxes 7,823 11,171 Income tax expense (20) (45) Net income  $ 7,803 $ 11,126   Weighted average common shares outstanding - basic   14,582 14,505 Weighted average common shares outstanding - diluted   14,582 14,519   Net income per common share - basic and diluted  $ 0.53 $ 0.76 (amounts in thousands, except per share data) APPENDIX

Non-GAAP Financial Measures

SEVEN HILLS REALTY TRUST

(amounts in thousands, except per share data)

		Three Months Ended				
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Distributable Earnings and Adjusted Distributable Earnings	Net income	$ 7,803	$ 6,760	$ 5,176	$ 4,578	$ 11,126
	Non-cash equity compensation expense	120	129	259	548	82
	Non-cash accretion of purchase discount	(1,185)	(1,522)	(1,596)	(1,636)	(5,935)
	Reversal of credit losses	(987)	–	–	–	–
	Exit fees collected on loans acquired in Merger	–	–	104	–	–
	Distributable Earnings	5,751	5,367	3,943	3,490	5,273
	Other transaction related costs [(1)]	–	–	–	–	37
	Adjusted Distributable Earnings	$ 5,751	$ 5,367	$ 3,943	$ 3,490	$ 5,310
	Weighted average common shares outstanding - basic	14,582	14,579	14,551	14,521	14,505
	Weighted average common shares outstanding - diluted	14,582	14,579	14,551	14,521	14,519
	Distributable Earnings per common share - basic and diluted	$ 0.39	$ 0.37	$ 0.27	$ 0.24	$ 0.36
	Adjusted Distributable Earnings per common share - basic and diluted	$ 0.39	$ 0.37	$ 0.27	$ 0.24	$ 0.37

		As of				
		March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Adjusted Book Value	Shareholders' equity	$ 267,747	$ 271,579	$ 268,409	$ 266,730	$ 265,253
	Total outstanding common shares	14,707	14,709	14,714	14,638	14,597
	Book value per common share	$ 18.21	$ 18.46	$ 18.24	$ 18.22	$ 18.17
	Unaccreted purchase discount per common share	0.38	0.46	0.56	0.67	0.78
	Allowance for credit losses per common share	0.38	–	–	–	–
	Adjusted Book Value per common share	$ 18.97	$ 18.92	$ 18.80	$ 18.89	$ 18.95

(1) Other transaction related costs include expenses related to the Merger.

APPENDIX

Q1 2023 17

Q1 2023 18 ON -G AA P FI NA NC IA L ME AS UR ES A ND C ER TA IN D EF IN IT IO NS We present Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings, Adjusted Distributable Earnings per common share and Adjusted Book Value per common share which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. These non-GAAP financial measures do not represent net income, net income per common share or cash generated from operating activities and should not be considered as alternatives to net income or net income per common share determined in accordance with GAAP or as an indication of our cash flows from operations determined in accordance with GAAP, a measure of our liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, our reported Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may not be comparable to distributable earnings, distributable earnings per common share, adjusted distributable earnings and adjusted distributable earnings per common share, as reported by other companies. We believe that Adjusted Book Value per common share is a meaningful measure of our capital adequacy because it excludes the impact of certain non-cash estimates or adjustments. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. Our methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, our Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share may be useful indicators of distributions to our shareholders and are measures that are considered by our Board of Trustees when determining the amount of distributions. We believe that Distributable Earnings, Distributable Earnings per common share, Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help us to evaluate our performance excluding the effects of certain transactions, the variability of any management incentive fees that may be paid or payable and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings is used in determining the amount of base management and management incentive fees payable by us to Tremont under our management agreement. Distributable Earnings: We calculate Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) the management incentive fees earned by our Manager, if any; (b) depreciation and amortization, if any; (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (e) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but may also be when, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received or expected to be received and the carrying value of the asset. Adjusted Distributable Earnings: We define Adjusted Distributable Earnings and Adjusted Distributable Earnings per common share as Distributable Earnings and Distributable Earnings per common share, respectively, excluding the effects of certain non-recurring transactions. Adjusted Book Value: Adjusted Book Value per common share is a non-GAAP measure that excludes the impact of certain non-cash estimates or adjustments, including the impact of the unaccreted purchase discount resulting from the excess of the fair value of the loans TRMT then held for investment which we acquired as a result of the Merger over the consideration we paid and the allowance for credit losses for our loan portfolio and unfunded loan commitments. Non-GAAP Financial Measures (Continued) APPENDIX

Other Measures and Definitions

SEVEN HILLS REALTY TRUST

All In Yield:

All In Yield represents the yield on a loan, including amortization of deferred fees over the initial term of the loan and excluding any purchase discount accretion.

BMO Facility:

Amounts advanced under the facility loan agreement and security agreement with BMO Harris Bank N.A. are pursuant to separate facility loan agreements that we refer to as BMO Facility.

CBD:

CBD refers to central business district.

LIBOR:

LIBOR refers to the London Interbank Offered Rate.

LTV:

Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing.

Master Repurchase Facilities:

Collectively, we refer to the master repurchase facilities with UBS AG, Citibank, N.A. and Wells Fargo, National Association as our Master Repurchase Facilities.

Maximum Maturity:

Maximum Maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions.

Merger:

On September 30, 2021, TRMT merged with and into us. We refer to this transaction as the Merger.

Secured Financing Facilities:

Collectively, we refer to the Master Repurchase Facilities and our BMO Facility as our Secured Financing Facilities.

SOFR:

SOFR refers to the Secured Overnight Financing Rate.

TRMT:

TRMT refers to Tremont Mortgage Trust.

APPENDIX

Q1 2023 19

Q1 2023 20 This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: SEVN's borrowers’ ability to successfully execute their business plans; whether the diversity and other characteristics of its loan portfolio will benefit SEVN to the extent it expects; SEVN's ability to carry out its business strategy and take advantage of opportunities for its business that it believes exist; the impact of inflation, geopolitical instability, interest rates and economic recession or downturn on the commercial real estate, or CRE, industry generally and specific CRE sectors applicable to SEVN's investments and lending markets, SEVN and its borrowers; fluctuations in interest rates and credit spreads may reduce the returns SEVN may receive on its investments and increase its borrowing costs; fluctuations in market demand for CRE debt and the volume of transactions and available opportunities in the CRE debt market, including the middle market; dislocation and volatility in the economy and capital markets; SEVN's ability to utilize its Secured Financing Facilities and to obtain additional capital to enable it to attain its target leverage, to make additional investments and to increase its potential returns and the cost of that capital; SEVN's ability to pay distributions to its shareholders and sustain or increase the amount of such distributions; SEVN's ability to successfully execute, achieve and benefit from its operating and investment targets, investment and financing strategies and leverage policies; the amount and timing of cash flows SEVN receives from its investments; the ability of SEVN's manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for it, to monitor, service and administer SEVN's existing investments and to otherwise implement its investment strategy and successfully manage SEVN; SEVN's ability to maintain and improve a favorable net interest spread between the interest it earns on its investments and the interest SEVN pays on its borrowings; the extent to which SEVN earns and receives origination, extension, exit, prepayment or other fees it may earn from its investments; yields that may be available to SEVN from mortgages on middle market and transitional CRE; the duration and other terms of SEVN's loan agreements with borrowers; the credit qualities of SEVN's borrowers; the ability and willingness of SEVN's borrowers to repay its investments in a timely manner or at all; the extent to which SEVN's borrowers' sponsors provide support to its borrowers or SEVN regarding its loans; SEVN's qualification for taxation as a REIT; SEVN's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; events giving rise to increases in SEVN's credit loss reserves; SEVN's ability to identify and execute loan investments; SEVN's ability to successfully compete; market trends in SEVN's industry or with respect to interest rates, real estate values, the debt securities markets or the economy generally; regulatory requirements and the effect they may have on SEVN or its competitors; competition within the CRE lending industry; changes in the availability, sourcing and structuring of CRE lending; defaults by our borrowers; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; limitations imposed on SEVN's business and its ability to satisfy complex rules in order for SEVN to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with SEVN's related parties, including its Managing Trustees, Tremont, RMR, and others affiliated with them; acts of God, earthquakes, hurricanes, outbreaks or continuation of pandemics, or other public health safety events or conditions supply chain disruptions, climate change and other man-made or natural disasters or acts of war, terrorism, social unrest or civil disturbances; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN's periodic filings. The information contained in SEVN's filings with the Securities and Exchange Commission, or the SEC, including under the caption "Risk Factors" in its periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this presentation. SEVN's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SEVN undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements